UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 31, 2015

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QUALSTAR CORPORATION

(Exact Name of Registrant as Specified in its Charter)

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California (State or other Jurisdiction of Incorporation or Organization)	000-30083 (Commission File Number)	95-3927330 (I.R.S. Employer Identification No.)

31248 Oak Crest Drive, Suite 120

Westlake Village, California 91361

(Address of principal executive offices) (Zip Code)

(805) 583-7744

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communication pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act CFR 240.17R 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

The information in section (c) of this Item 5.02 is incorporated herein by reference.

(c)

Effective December 31, 2015, Daniel K. Jan was removed as the President of Qualstar Corporation, a California corporation (the “Company”). In connection with Mr. Jan’s removal, Steven N. Bronson, the Company’s CEO, was appointed to serve as the Company’s President on January 1, 2016. Mr. Bronson will perform his duties as the Company’s President in addition to his current duties as the Company’s CEO. The information required by this Item 5.02(c) with respect to Mr. Bronson is disclosed in the Company’s Proxy Statement, filed with the Securities and Exchange Commission on April 10, 2015, under the headings “Election Of Directors—Steven N. Bronson,” “Compensation Discussion and Analysis—Executive Officer Compensation Elements” and “Executive Compensation—Transactions with Related Persons.”

A copy of the press release announcing this change is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Change in Fiscal Year

On January 4, 2016, the Board of Directors of the Company changed its fiscal year-end from June 30 to December 31, effective immediately. As a result of this change, the Company’s next fiscal year-end will be December 31, 2016. In addition, the Company will file a Transition Report on Form 10-K for the six-month period ending December 31, 2015. A copy of the press release announcing this change is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)      Exhibits.

Exhibit No.	Description
99.1	Press release of Qualstar Corporation dated January 4, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALSTAR CORPORATION

Dated: January 5, 2016	By:	/s/ Steven N. Bronson
Name: Steven N. Bronson
Title: President and Chief Executive Officer